OFFICE LEASE

THIS LEASE (the "Lease"), is made this the 23rd day of March, 2007, by and between SUBURBAN OWNER LLC, a Delaware limited liability company, hereinafter “Landlord” and GLOBAL AXCESS CORP, a Nevada corporation hereinafter “Tenant”:

WITNESSETH:

Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

1. PREMISES. The property hereby leased to Tenant is that area shown on Exhibit A hereto attached, which consists of approximately --------------------------- (--------) rentable square feet, which is located in what is presently called the 7800 Belfort Building (the "Building"), located at 7800 Belfort Parkway, Suite 165, Jacksonville, FL, 32256 (the "Premises").

The usable area of the Premises, ------------------------------------- (---------) square feet, shall be multiplied by the core area factor of 1.1325 to determine the rentable square footage as referred to above.

If Landlord and Tenant desire for improvements to be made to the Premises prior to the Commencement Date such improvements shall be made pursuant to the work letter attached hereto as Lease Addendum Two (the “Work Letter”).

2. TERM. This Lease Term (the "Term") is for sixty- two (62) months, and shall commence on May 1, 2007 ("Commencement Date"), and shall expire (unless sooner terminated or extended as herein provided) at noon on June 30, 2012 ("Expiration Date"). In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease shall apply.

If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, then this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided, however, that in such event, the Commencement Date and Expiration Date of this Lease, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession to Tenant. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed ninety (90) days after the Commencement Date set forth in the first sentence of this Section 2 (except that those delays beyond Landlord's control, including, without limitation, those encompassed in the meaning of the term "force majeure", or caused by Tenant (the "Delays") shall be excluded in calculating such period). If Landlord does not deliver possession to Tenant within such period, then Tenant may terminate this Lease by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than one hundred (100) days after the original Commencement Date plus the time of any Delays. Unless expressly otherwise provided herein, Rent (as hereinafter defined) shall commence on the earlier of: (i) the Commencement Date; (ii) occupancy of the Premises by Tenant; (iii) the date Landlord has the Premises ready for occupancy by Tenant, as such date is adjusted under the Work Letter, if any, attached hereto; or (iv) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant. Unless the context otherwise so requires, the term "Rent" as used herein includes both Base Rent and Additional Rent as set forth in Section 4.

If the Expiration Date, as determined herein, does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Term (including any extension by Landlord pursuant to this Section 2) and Expiration Date may be set forth in a commencement letter (the "Commencement Letter") prepared by Landlord and executed by Tenant.

3. USE. The Premises may be used only for general office purposes in connection with Tenant’s present business, which is currently financial transaction processing, and be occupied by no more than one (1) person per 200 rentable square foot (the “Permitted Use”), but for no other use without Landlord's prior written consent. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted or which is in violation of the general rules and regulations for tenants (a copy of the present rules are attached as Exhibit B) as may be developed or modified from time to time by Landlord effective as of the date delivered to Tenant or posted on the Premises providing such rules are uniformly applicable to all tenants in the Building (the "Rules and Regulations"), nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises. Tenant may not make any use that is or may be a nuisance or trespass, which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building. In the event of any increase in any of Landlord's insurance premiums which directly results from the Tenant's use or occupancy of the Premises, Tenant agrees to pay Landlord such additional increase within ten (10) days.

4. RENT. As used herein, the term "Rent" shall mean Base Rent (as hereinafter defined) plus Additional Rent (as hereinafter defined). Tenant shall pay Rent to the Landlord on or before the first day of each calendar month, in advance, during the Term, without previous demand or notice therefor by Landlord and without set off or deduction; provided, however, if the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease. For each monthly Rent payment Landlord receives after the fifth (5th) day of the month, Landlord shall be entitled to all remedies provided under Sections 13 and 14 below, and a late charge in the amount of five percent (5%) of all Rent due for such month. If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all remedies provided under Sections 13 and 14 below and a lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

4.1. BASE RENT. The minimum base rent for the Term shall be the sum of $497,760.50 (the "Base Rent"). For months one through twelve of the Term, Base Rent shall be payable, in advance, in equal monthly installments of $7,544.63 and thereafter shall be increased pursuant to the Rent Schedule below.

4.1.1. Rent Schedule. During the initial term of the Lease, the monthly base rent shall be paid in accordance with Section 4 and in accordance with the following payment schedule:

Months	Annual Base Rent per Rentable Square Foot	Monthly Base Rent	Base Rent for Period
1 - 12	$15.50	$7,544.63	$90,535.56
13 - 24	$15.97	$7,773.40	$93,280.80
25 - 36	$16.45	$8,007.04	$96,084.48
37 - 48	$16.94	$8,245.55	$98,946.60
49 - 62	$17.45	$8,493.79	$118,913.06
		TOTAL BASE RENT:	$497,760.50

The above rent schedule does not include operating expense pass through adjustments to be computed annually in accordance with Lease Addendum One attached hereto.

4.2. ADDITIONAL RENT. As used in this Lease, the term "Additional Rent" shall mean all sums and charges, excluding Base Rent, due and payable by Tenant under this Lease, including, but not limited to, the following:

(a) sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax shall be imposed on Landlord and Landlord shall be prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior written notice to Tenant, may terminate this Lease, unless, legally, Tenant can and does reimburse Landlord for such tax.

(b) Tenant's Proportionate Share (as hereinafter defined) of the increase in Landlord's Operating Expenses (as hereinafter defined) as set forth in Lease Addendum One.

5. SERVICES BY LANDLORD. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants, during business hours of 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturdays (excluding National and State holidays), the following services; janitorial services (five (5) days a week after normal working hours), water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service and heating and air conditioning for the reasonably comfortable use and occupancy of the Premises, provided heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service. Landlord shall furnish the Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2' x 4' fixtures. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard fluorescent light, dimmers and all lighting controls other than controls for the aforesaid building standard fluorescent lighting shall be serviced, replaced and maintained at Tenant's expense. Landlord shall also furnish the Premises with electricity for lighting for the aforesaid building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines. Landlord shall have the right to enter and inspect the Premises and all electrical devices therein from time to time. After hours heating and air conditioning is available at a charge of $35.00 per hour, which charge shall be subject to change during the Lease Term at Landlord’s discretion based upon operational costs and expenses, including wear and tear on the system and its components. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. If heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.

Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.

6. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD'S DUTIES AND RIGHTS. Subject to the terms of the attached Work Letter, if any, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that Tenant has examined and inspected the same, finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and constitutes Tenant's acceptance "as is". Landlord makes no representation or warranty as to the condition of said Premises. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators in multi-story office buildings must remain in use for the general public during business hours as defined herein in Section 5. Any specialized use of elevators must be coordinated with Landlord’s property manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant. Tenant shall deliver at the end of this Lease each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises except upon written notice by Landlord. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or primary negligence; (iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except if this Lease is ended because of casualty loss or condemnation; and (iv) not commit waste. Tenant, however, shall make no structural or interior alterations of the Premises without Landlord’s prior written consent. If Tenant requires alterations, Tenant shall provide Landlord's managing agent with a complete set of construction drawings, and such agent shall then determine the actual cost of the work to be done (to include a construction supervision fee of five percent (5%) to be paid to Landlord's managing agent). Tenant may then either agree to pay Landlord to have the work done or with Landlord’s consent, engage their own contractor to perform the alterations. On termination of this Lease or vacation of the Premises by Tenant, Tenant shall restore the Premises, at Tenant's sole expense, to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty only excepted. Landlord, however, may elect to require Tenant to leave alterations performed for Tenant unless at the time of such alterations Landlord agreed in writing such alterations could be removed on the Expiration Date, upon the termination of this Lease or upon Tenant’s vacation of the Premises.

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any claim of lien or other lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof. Should Tenant fail to discharge such lien within such ten (10) day period, then Landlord may discharge the same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.

Notwithstanding anything to the contrary set forth above in this Section 6, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, then Landlord shall have the right, but not the obligation, to perform such maintenance, and any amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after demand, with interest at the maximum rate allowed by law (or the rate of fifteen percent (15%) per annum, whichever is less) accruing from the date of expenditure through the date paid.

Except for repairs and replacements that Tenant must make under this Section 6, Landlord shall pay for and make all other repairs and replacements to the Premises, common areas and Building (including Building fixtures and equipment). This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all exterior (outside of walls) systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements required under Section 6 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

7. DAMAGES TO PREMISES. If the Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, and if Landlord's lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, promptly repair and restore the Premises (exclusive of improvements made by Tenant, Tenant's trade fixtures, decorations, signs, and contents) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Landlord. If by reason of such occurrence: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof, then Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within fifteen (15) days after receipt of such notice of termination. In addition, Tenant may also terminate this Lease by written notice given to Landlord at any time between the one hundred eighty-first (181st) and one hundred ninety-sixth (196th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises) within one hundred eighty (180) days of such casualty. However, if Landlord is prevented by Delays as defined in Section 2, from completing the restoration within said one hundred eighty (180) day period, and if Landlord provides Tenant with written notice of the cause for the Delays within fifteen (15) days after the occurrence thereof, such notice to contain the reason for the Delays and a good faith estimate of the period of the Delays caused thereby, then Landlord shall have an additional period beyond said one hundred eighty (180) days, equal to the Delays in which to restore the damaged areas of the Building; and Tenant may not elect to terminate this Lease until said additional period required for completion has expired with the Building not having been substantially restored. In such case, Tenant's fifteen (15) day notice of termination period shall begin to run upon the expiration of Landlord's additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent hereinafter set forth.

Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Premises in a manner and to at least a condition equal to that existing prior to their damage or destruction, and the proceeds of all insurance carried by Tenant on said property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

If, by reason of such fire or other casualty, the Premises is rendered wholly untenantable, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management. However, if such damages or other casualty shall be caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent. Except for the abatement of the Rent hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.

8. ASSIGNMENT-SUBLEASE. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without first obtaining the written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed by Landlord. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this Section 8, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this Section 8, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same Permitted Use as provided under Section 3. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord will never consent to an assignment or sublease that might result in a use that conflicts with the rights of an existing tenant under its lease.

In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

If Landlord consents to any assignment or subletting, Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease transaction, including Landlord’s reasonable attorneys’ fees.

If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then any such excess shall be paid over to Landlord by Tenant. If Landlord assists Tenant in finding a permissible subtenant, Landlord shall be paid a fee for such assistance in addition to a fee in an amount necessary to cover the subtenant’s improvements to the Premises or any portion thereof so assigned or sublet.

9. TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, now existing or hereafter adopted, including the Rules and Regulations.

Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's managing agent, (presently Eola Capital, LLC and its affiliates) and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, ONE MILLION DOLLARS ($1,000,000) each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained herein. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on its personal property and fixtures located in the Premises and any improvements made by Tenant for their full replacement value and with coinsurance waived, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.

Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. Subject to the foregoing, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising out of (i) Tenant's use of the Premises or any part thereof, (ii) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act or negligence of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iv) above, or any action brought thereon.

If such action is brought against Landlord, Tenant upon notice from Landlord shall defend the same through counsel selected by Tenant's insurer, or other counsel acceptable to Landlord. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Tenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination of this Lease.

Landlord shall keep the Building, including the improvements, insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

Each party shall keep its personal property and trade fixtures in the Premises and Building insured with the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the property and fixtures. Tenant shall also keep any non-standard improvements made to the Premises at Tenant’s request insured to the same degree as Tenant’s personal property.

Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name the non-procuring party as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the non-procuring party; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless accepted in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

10. SUBORDINATION-ATTORNMENT-LANDLORD FINANCING. Tenant agrees that this Lease will be either subordinate or superior to any mortgage heretofore or hereafter executed by Landlord covering the Premises, depending on the requirements of such mortgagee. Tenant, within ten (10) days after request to do so from Landlord or its mortgagee, will execute such agreement making this Lease superior or subordinate and containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may request, and will agree to attorn to said mortgagee provided the mortgagee agrees not to disturb Tenant's possession hereunder so long as Tenant is in compliance with this Lease. Further, Tenant agrees to execute within five (5) days after request therefor, and as often as requested, estoppel certificates confirming any factual matter requested therein which is true and is within Tenant's knowledge regarding this Lease, the Premises, or Tenant's use thereof, including, but not limited to date of occupancy, Expiration Date, the amount of Rent due and date to which Rent is paid, whether or not Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease together with any modifications or amendments is in full force and effect. Tenant shall attach to such estoppel certificate copies of all modifications or amendments.

Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee as herein provided) to cure, any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further, Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired. Tenant agrees to attorn to any successor Landlord.

11. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises (including any exterior doors), or the exterior walls thereof, or in any window therein, without the prior written consent of Landlord. Landlord, at Landlord’s expense, shall install Landlord’s standard signage at Tenant’s entrance and in the Building Directory incorporating Tenant’s name and suite number.

12. ACCESS TO PREMISES. Landlord shall have the right, at all reasonable times, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, and (iii) to show the Premises to prospective mortgagees and purchasers. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times for inspection to show prospective tenants if within one hundred eighty (180) days prior to the Expiration Date as extended by any exercised option. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after hours, but in no event shall Tenant’s use of and access to the Premises after hours compromise the security of the Building. Landlord shall have the right to enter the Premises at any time in the event of an emergency.

13. DEFAULT. If Tenant: (i) fails to pay when due any Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease; or (ii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within ten (10) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of ten (10) days and Tenant does not within said ten (10) day period commence and thereafter with reasonable diligence completely cure the breach within thirty (30) days after notice; or (iii) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (iv) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors; then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which Landlord may have, Landlord at its option, in addition to such other remedies as may be available under Florida law, may do the following: (1) terminate this Lease and Tenant’s right of possession; or (2) terminate Tenant’s right to possession but not this Lease and/or proceed in accordance with any and all of the following remedies:

(a) Landlord may, without further notice, re-enter the Premises in accordance with applicable law and dispossess Tenant by summary proceedings or otherwise, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end; and/or at Landlord’s option,

(b) All Base Rent and all Additional Rent for the balance of the Term will, at the election of Landlord, be accelerated and the present worth of same (as reasonably determined by Landlord) for the balance of the Term, net of amounts actually collected by Landlord, shall become immediately due thereupon and be paid, together with all expenses of any nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys’ fees, brokerage, advertising, and refurbishing the Premises in good order or preparing them for re-rental; and/or at Landlord’s option,

(c) Landlord may re-let the Premises, or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions or free rent or charge a higher rental than that reserved in this Lease; provided, however, Landlord shall have no obligation to re-let the Premises, or any part thereof, and shall in no event be liable for failure to re-let the Premises, or any part thereof, or, in the event of any such re-letting, for refusal or failure to collect any rent due upon such re-letting, and no such refusal or failure shall operate to release Tenant of any liability under this Lease or otherwise to effect or reduce any such liability; and/or at Landlord’s option,

(d) Tenant or its legal representative(s) will also pay to Landlord as agreed upon damages, in addition to such other damages that Landlord may be legally entitled to, any deficiency between the Base Rent and all Additional Rent hereby charged and/or agreed to be paid and the net amount, if any, of the rents collected on account of this Lease or Leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term.

All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

No acceptance by Landlord of a lesser sum than the Base Rent, administrative charges, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

In addition, no payments of money by Tenant to Landlord after the expiration or termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

Tenant hereby absolutely, unconditionally and irrevocably waives the following:

(i) Any right Tenant may have to interpose or assert any claim or counterclaim in any action or proceeding brought by Landlord under this Lease. If Tenant violates this Subsection, Landlord and Tenant stipulate that any such claim or counterclaim shall be severed and tried separately from the action or proceeding brought by Landlord pursuant to Florida Rules of Civil Procedure 1.270(b) or other applicable law. This Subsection shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions of this Lease or to which Tenant has not waived any claim pursuant to the provisions of this Lease so long as notice is first given to Landlord and any holder of a mortgage and/or lessor under a superior lease, and a reasonable opportunity is granted to Landlord and such holder and/or lessor to correct such violation. In no event shall Landlord, any holder of a mortgage and/or lessor under a superior lease be responsible for any consequential damages incurred by Tenant, including lost profits or interruption of business, as a result of any default by Landlord. Tenant shall in all events comply with the provisions of Section 83.232, Florida Statutes with respect to any action or proceeding brought by Landlord under this Lease;

(ii) Any and all rights of redemption of the Premises or any goods therein granted by or under any present or future laws in the event Tenant is evicted or dispossessed of the same in accordance with this Lease or Landlord obtains possession of the same in accordance with this Lease;

(iii) The benefit of all laws now existing or hereafter in effect, exempting any goods on the Premises owned by Tenant from distraint, levy or sale in any legal proceedings taken by Landlord in accordance with applicable laws to enforce any rights or remedies under this Lease;

(iv) The benefit of all laws existing now or hereafter in effect regarding any limitation as to the goods upon which, or the time within which, distress is to be made after removal of goods of Tenant from the Premises, and Tenant further relieves Landlord of the obligation of proving or identifying the goods distrained, it being the purpose and intent of this provision that all goods of Tenant upon the Premises shall be liable to distress for rent at any time after Tenant’s default beyond the applicable cure period under this Lease;

(v) All rights relating to the landlord/tenant relationship under any law, ordinance or statute, to the extent that such law, ordinance or statute might limit the time period respecting Landlord’s right to cause the distrained goods to be sold. Tenant hereby specifically and knowingly authorizes Landlord to sell any goods distrained for rent at a public auction sale to be held at any time at least fifteen (15) days after the distraint without appraisement and condemnation of the goods, but upon ten (10) days’ notice to Tenant of the date, place and terms of sale, including Landlord’s right to purchase all or any of the property; and

(vi) The requirement under Section 83.12, Florida Statutes that Landlord in the distress for rent action file a bond payable to Tenant in at least double the sum demanded by Landlord. In the case of the distress for rent action under this Lease, no bond whatsoever will be required of Landlord.

Landlord and Tenant further acknowledge that, to induce Tenant to enter into this Lease, and in consideration of Tenant’s agreement to perform all of the provisions to be performed by Tenant under this Lease, Landlord has agreed to waive (i) reimbursement from Tenant of the amount of any tenant improvement expenses incurred by Landlord in connection with the build-out of the Premises for Tenant’s initial occupancy, except any amount Tenant paid Landlord for overages on tenant improvements requested by Tenant, and (ii) payment by Tenant of Base Rent or portions thereof during the period(s) specified herein. Upon the occurrence of a default under this Lease, the foregoing waiver of payment of Base Rent or portions thereof shall be of no further force and effect as to any subsequent payments of Base Rent otherwise due under this Lease, each of the foregoing waivers shall be deemed revoked retroactively and Tenant shall immediately pay to Landlord as Additional Rent the following: (a) all payments of Base Rent which have previously been waived, and (b) the unamortized cost of any tenant improvement expenses incurred by Landlord, which shall be equal to the product of (1) the tenant improvement expenses incurred by Landlord, and (2) a fraction, the numerator of which shall be the number of months (or portions thereof) from the date of the occurrence of the default to the Expiration Date, not to exceed the number of months in which Tenant is obligated to pay Rent hereunder without any abatement or concession, and the denominator of which shall be the number of months (or portion thereof) in the Term less the number of months in the Term in which Landlord has waived payment of Base Rent or portions thereof. Landlord shall, after the occurrence of a default, forward a statement to Tenant setting forth the unamortized cost of the tenant improvement expenses incurred by Landlord and of all Base Rent payments which have previously been waived by Landlord and are now payable in accordance with this Subsection, but the failure to deliver such statement shall not be deemed to be a waiver of the right to collect such amounts.

If Landlord exercises the remedies provided in Subsection a, b, c or d above, Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Term to be forthwith due and payable and may collect the then present value of such Rents (calculated using a discount equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the Expiration Date) by distress or otherwise. The accelerated Additional Rent shall be calculated by multiplying the highest Additional Rent amount payable by Tenant in any calendar year prior to Default times the number of calendar years (including any fractional calendar year) remaining in the Term following the date of default. If Landlord exercises the remedy provided in Subsection b above and collects from Tenant all forms of Rent owed for the remainder of the Term, Landlord shall account to Tenant, at the Expiration Date, for amounts actually collected by Landlord as a result of a reletting, net of Tenant’s obligations pursuant to Subsection b.

Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

14. MULTIPLE DEFAULTS.

(a) Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other such or similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.

(b) Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether any such default is cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a security deposit in, or increase the existing Security Deposit by, a sum equal to three (3) months’ installments of Base Rent. Any security deposit posted pursuant to the foregoing sentence shall be governed by Section 22 below.

(c) Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

15. PROPERTY OF TENANT. Tenant shall pay, timely, any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Provided Tenant is not in default hereunder, Tenant may, prior to the Expiration Date, remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant repairs all damages caused by such removal; and provided further, however, any statutory lien for Rent is not waived, the contractual lien herein granted being in addition thereto. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

16. SECURITY AGREEMENT. In addition to, but not in lieu of, any statutory lien which Landlord has under Florida law, including under Section 83.08, Florida Statutes, Tenant hereby grants to Landlord and Landlord shall have at all times, a valid first priority security interest, to secure payment of all sums of money due and payable under this Lease from Tenant and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any term, covenant, or condition contained herein, in and to all goods, inventory, equipment, fixtures, and all other tangible and intangible personal property owned by Tenant and all insurance proceeds of or relating to any of the foregoing (collectively, “Personal Property”) presently or hereafter situate in or about the Premises, and all proceeds therefrom, and such Personal Property shall not be removed therefrom without the consent of Landlord until all arrearage in Base Rent and any Additional Rent then due and payable to Landlord under this Lease shall first have been paid and discharged and all the provisions of this Lease have been fully complied with by Tenant. If Tenant shall default under this Lease, or is no longer in possession of the Premises for any reason, then Landlord may, in addition to any other remedies provided in this Lease or allowed at law or in equity, all of which are cumulative, enter upon the Premises and take possession of any and all of the Personal Property, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase such Personal Property unless otherwise prohibited by law. The requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the date of the sale. The proceeds from any such disposition of the Personal Property, less all expenses incurred in connection with the taking of possession, holding, and selling of the Personal Property (including, without limitation, reasonable attorneys’ fees and disbursements) shall be applied as a credit against the indebtedness secured by this security interest. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Although title to all of the Personal Property shall be in Tenant, none of such property or any right or interest therein or thereto shall be conveyed, transferred, assigned, mortgaged, or encumbered in any manner by Tenant without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion.

The provisions of this Section 16 shall constitute a security agreement under the Uniform Commercial Code of the State of Florida (“UCC”), and create a security interest in the Personal Property, and Tenant agrees to execute, as debtor, such financing statements as Landlord may now or hereafter reasonably request to perfect the foregoing security interest pursuant to the UCC. Simultaneously with the execution of this Lease, Tenant agrees to execute all UCC-1 financing statements necessary to perfect Landlord’s security interest granted by this Section 16. Tenant shall take all necessary action to maintain and preserve such security interest including, but not limited to, the execution, delivering, filing, refiling, recording, or re-recording of any financing statements, continuation statements, or other security agreements and the giving of such instruments of further assurance as Landlord from time to time may request to protect its security interest. Without limiting the foregoing, Tenant appoints Landlord as Tenant’s attorney-in-fact to execute, deliver and file such instruments for and on behalf of Tenant, but Landlord shall not be required, and shall not be deemed to be under any duty to Tenant, any guarantor or surety with respect to this Lease, or any other person to protect, perfect, secure, or insure the security interest nor shall Landlord have any obligation for, among other things, the filing of any financing statements under the UCC. The limited part of attorney granted by Tenant in the immediately preceding sentence, being coupled with an interest, is deemed to be irrevocable by Tenant. Notwithstanding the expiration or sooner termination of this Lease, the terms of this Section 16 shall survive as a security agreement with respect to the security interest until repayment or satisfaction in full of all obligations of Tenant under this Lease. The Personal Property shall at all times remain in the Premises, subject to the control of Landlord. In the event of a sale or ground lease of the Premises, the security interest shall be automatically transferred to the purchaser or ground lessor. In addition, Landlord may, at its election, file a copy of this Lease at any time as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the UCC in addition to all other rights and remedies under this Lease, at law, in equity or otherwise.

17. BANKRUPTCY. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that, with respect to any such assumption or assignment, the term “adequate assurance” shall include at least the following:

(a) In order to assure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

(b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use allowed under Section 3 above and such proposed assignee shall continue to engage in the Permitted Use. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

(c) Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

18. EMINENT DOMAIN. If all of the Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire award for the affected portion of the Building. Tenant shall have no right or claim to advance any claim against Landlord for any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled. Any such award shall not reduce the amount of the award otherwise payable to Landlord, if any.

19. ADA GENERAL COMPLIANCE. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, and Tenant shall use all reasonable efforts to fully comply with The Americans With Disabilities Act of 1990 (the “ADA”). Landlord’s responsibility for compliance with ADA shall include the common areas and restrooms of the Building, but not the Premises.

If Tenant receives any notices alleging violation of ADA relating to any portion of the Building or of the Premises; any written claims or threats regarding non-compliance with ADA and relating to any portion of the Building or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with ADA and relating to any portion of the Building or of the Premises, then Tenant shall, within ten (10) days after receipt of such, advise Landlord in writing, and provide Landlord with copies of any such claim, threat, action or investigation (as applicable).

20. QUIET ENJOYMENT. If Tenant promptly and punctually complies with each of its obligations hereunder, Tenant shall have and enjoy peacefully the possession of the Premises during the Term hereof, provided that no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, or give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.

21. RADON GAS. The following notification is provided pursuant to Section 404.056(6), Florida Statutes (1995): “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon gas and radon testing may be obtained from your County public health unit.”

22. SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum of $8,007.04, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder (the "Security Deposit"). The Security Deposit shall not bear interest. If, at any time, Tenant fails to perform its obligations, then Landlord may, at its option, apply the Security Deposit, or any portion thereof required to cure Tenant's default; provided, however, if prior to the Expiration Date or any termination of this Lease, Landlord depletes the Security Deposit, in whole or in part, then immediately following such depletion, Tenant shall restore the amount so used by Landlord. Unless Landlord uses the Security Deposit to cure a default of Tenant, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the Expiration Date or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit against or deduct the Security Deposit from any month's Rent.

23. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):

RENT PAYMENT
ADDRESS:	SUBURBAN OWNER LLC
P.O. Box 550788
Tax I.D. 56-2418860

LEGAL NOTICE
ADDRESS FOR
LANDLORD:	SUBURBAN OWNER LLC
c/o Eola Capital, LLC
One Independent Drive, Suite 1850
Jacksonville, Florida 32202-5019

TENANT:	GLOBAL AXCESS CORP
7800 Belfort Parkway
Suite 165
Jacksonville, FL 32256
Facsimile #

WITH A
COPY TO:

Facsimile #

Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall be sent concurrently in either the manner specified in section (ii) or (iii) above and written confirmation of receipt of transmission shall be provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

Notices may be given on behalf of any party by such party's legal counsel.

24. HOLDING OVER. If Tenant shall hold over after the Expiration Date or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a month to month tenancy only and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such month to month tenancy Tenant shall pay to Landlord (A) two (2) times the Base Rent payable hereunder during the last month of the Term, and (B) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. Such month-to-month tenancy may be terminated by Landlord or Tenant effective as of the last day of any calendar month by delivery to the other of notice of such termination prior to the first day of such calendar month. Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, damage, loss, liability, judgment, suit, disbursement or expense (including consequential damages and reasonable attorneys’ fees and disbursements) (collectively, “Claims”) resulting from failure to surrender possession upon the Expiration Date or sooner termination of the Term, including any Claims made by any succeeding tenant, and such obligations shall survive the expiration or sooner termination of this Lease.

25. RIGHT TO RELOCATE. If the Premises comprise less than fifty percent (50%) of the floor where located, Landlord, at its option, may substitute for the Premises other space (hereafter called "Substitute Premises") within the Building before the Commencement Date or at any time during the Term or any extension of this Lease. Insofar as reasonably possible, the Substitute Premises shall be of comparable quality and shall have a comparable square foot area and a configuration substantially similar to the Premises.

Landlord shall give Tenant at least sixty (60) days written notice of its intention to relocate Tenant to the Substitute Premises. This notice will be accompanied by a floor plan of the Substitute Premises. After such notice, Tenant shall have ten (10) days within which to agree with Landlord on the proposed Substitute Premises and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the sixty (60) day period of time following the aforesaid notice.

Landlord agrees to construct or alter, at its own expense, the Substitute Premises as expeditiously as possible so that they are in substantially the same condition that the Premises were in immediately prior to the relocation. Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord's work is substantially completed.

If such relocation occurs after the Commencement Date, then Landlord shall pay Tenant's reasonable cost of moving Tenant's furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing costs associated with the change of address.

Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent, will continue despite Tenant's relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease.

Except as provided above, Landlord shall not be liable or responsible in any way for damages or injuries suffered by Tenant pursuant to the relocation in accordance with this provision including, but not limited to, the loss of goodwill, business, or profits.

26. BROKER'S COMMISSIONS. Tenant represents and warrants that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except Eola Capital, LLC who represented the Landlord in this transaction and whose address is 1 Independent Drive, Suite 1850, Jacksonville, FL, 32202 and Weaver Realty Group, Inc. whose address is 7400 Baymeadows Way, Suite 320, Jacksonville, Florida, 32256 (in cooperation with Grubb & Ellis | Phoenix Realty Group, Inc. whose address is 10739 Deerwood Park Blvd, Ste 103, Jacksonville, FL, 32256) who represented the Tenant in this transaction ). Landlord shall pay only any commissions or fees that are payable to the above-named broker or finder with respect to this Lease pursuant to Landlord’s separate agreement with such broker or finder. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Tenant in the future), claiming to have dealt with Tenant in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

27. ENVIRONMENTAL COMPLIANCE.

(a) Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Laws"). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

(b) Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 27 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws and in a non-contaminated state, the same condition as prior to occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 27.

(c) Property. For the purposes of this Section 27, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

(d) Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 27. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 27. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 27, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

(e) Landlord's Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Section 27 shall not apply to any condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

(f) Tenant's Liability After Termination of Lease. The covenants contained in this Section 27 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 27.

28. ATTORNEYS’ FEES. In the event of any action or proceeding brought by Landlord against Tenant under this Lease, Landlord shall be entitled to recover court costs and the fees and disbursements of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may judge reasonable. Landlord shall also be entitled to recover attorneys’ fees and disbursements incurred in connection with a Tenant default hereunder which does not result in the commencement of any action or proceeding.

29. JURY TRIAL WAIVER. Landlord and Tenant each hereby irrevocably, knowingly and voluntarily waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other or their successors in respect to any matter arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim for injury or damage, or any emergency or statutory remedy.

30. MISCELLANEOUS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should Landlord institute any legal proceedings against Tenant for breach of any provision herein contained, and prevail in such action, Tenant shall be liable for the costs and expenses of Landlord, including its reasonable attorneys' fees (at all tribunal levels). This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent. This Lease may not be recorded without Landlord's prior written consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment. This Lease shall be interpreted and enforced in accordance with the laws of the State of Florida. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of Florida, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

31. SPECIAL CONDITIONS OR ADDENDA. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control. If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

LEASE ADDENDUM ONE	BASE YEAR
LEASE ADDENDUM TWO	WORK LETTER
LEASE ADDENDUM THREE	MOVING ALLOWANCE
LEASE ADDENDUM FOUR	RESERVED PARKING SPACES
EXHIBIT A	PREMISES
EXHIBIT B	RULES AND REGULATIONS

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in three originals, all as of the day and year first above written.

WITNESSES	GLOBAL AXCESS CORP, a Nevada corporation

By:

Printed Name:	Name:

Title:

Printed Name:	“TENANT”

WITNESSES	SUBURBAN OWNER, LLC, a Delaware limited liability company

By: Eola Capital, LLC, as agent

By:

Printed Name:	Name:

	Title:	Authorized Signatory

Printed Name:	“LANDLORD”

LEASE ADDENDUM ONE
BASE YEAR

ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2008 and for each calendar year thereafter, Tenant shall pay to Landlord as Additional Rent, in a lump sum, Tenant's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord's operation or maintenance of the Building above the Operating Expenses incurred by Landlord during calendar year 2007 (the "Base Year”). Tenant's Proportionate Share shall be calculated by dividing the ------ rentable square feet of the Premises by the 62,476 net rentable square feet of the Building, which equals ----%. If during any calendar year the occupancy of the rentable area of the Building is less than full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy.

As used herein, the term "Operating Expenses" shall mean direct costs of operation, repair and maintenance as determined by standard accounting practices and shall include, by way of illustration but shall not be limited to, ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, common area expenses, and the amortization of costs (including debt service and lease payments) of installation of capital investment items (other than the original materials and equipment used to complete the Building) which are primarily for the purpose of reducing operating cost, or enhancing the Building in a manner beneficial to Tenant, or as may be required by governmental authority; provided, however, the term "Operating Expenses" shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

For the calendar year commencing on January 1, 2008 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly, Tenant's Proportionate Share of such increase in Operating Expenses plus any applicable sales or use taxes payable by Tenant hereunder. Within one hundred twenty (120) days after the end of each calendar year or within a reasonable time thereafter, Landlord shall send a copy of the Annual Statement to Tenant. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit, such payment or adjustment to be made within thirty (30) days after the Annual Statement is received by Tenant. After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year).

Notwithstanding anything herein to the contrary, “Controllable Operating Expenses” (defined as total Operating Expenses less those expenses related to property taxes, insurance and utilities) shall not increase by more than five percent (5%) annually on a cumulative compounding basis over the actual Controllable Operating Expenses for calendar year 2007.

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LEASE ADDENDUM TWO
WORK LETTER

WORK LETTER. This Lease Addendum Two (the “Work Letter”) shall set forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date ("Tenant Improvements").

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1.
Space Planning, Design and Working Drawings. On Tenant’s behalf, Landlord shall provide and designate architects and engineers, who, at Tenant’s expense, which expense shall be deducted from the Allowance (as hereinafter defined), will do the following:

a.
Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant’s requirements. Landlord shall provide one complete space plan prepared by Landlord's architect in order to obtain Tenant’s approval. Tenant shall approve such space plan, in writing, within five (5) days after receipt of the space plan.

b.
All plans and working drawings for the construction and completion of the Premises (the “Plans”) shall be subject to Landlord's prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays. Landlord may condition its approval of the Plans if: (i) the Plans require design elements or materials that would cause Landlord to deliver the Premises to Tenant after the scheduled Commencement Date, or (ii) the estimated cost for any improvements under the Plan is more than the Allowance.

2.
Allowance. Landlord agrees, at its sole cost and expense to provide an allowance of up to $66,845.00, to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that are fixtures that will become a part of the Building (the "Allowance"); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements. Upon final completion and payment for all initial Tenant Improvements to the Premises, Tenant may request (via written notice to Landlord) to be refunded, if excess funds remain, up to $11,682.00 in unused Allowance, which Landlord will provide to Tenant within forty- five (45) days of such request. Tenant must request such refund no later than December 31, 2007, at which time any remaining Allowance will be forfeited by Tenant.

3.
Signage and Keying. 1st floor lobby directory and suite signage in accordance with building standards shall be provided and installed by the Landlord, at Landlord’s sole expense. Suite keying and Tenant’s custom entry signage (if any) is to be completed at Tenant’s cost, which cost may be deducted from the Allowance. If Tenant proposed custom entry signage, the design of the signage must be approved in advance by the Landlord.

4.	Work and Materials at Tenant's Expense

a.
Prior to commencing and providing any such work or materials to the Premises, Landlord shall select a licensed general contractor or contractors (the "Contractor") to construct and install the Tenant Improvements and Landlord shall submit to Tenant written estimates of the cost of such work and materials and Tenant shall approve said estimates in writing within five (5) business days after the receipt thereof. Landlord shall not be authorized to proceed thereon until such estimate is mutually agreed upon and approved in writing and delivered to Landlord. Landlord's written estimate shall include a construction supervision fee of zero percent (0%) to manage and oversee the work to be done on Tenant's behalf.

b.
Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses in excess of the Allowance incurred in connection with the Tenant Improvements. Such costs and expenses shall include all amounts charged by the Contractor for performing such work and providing such materials (including the Contractor's general conditions, overhead and profit). Tenant will be billed for such costs and expenses as follows: one hundred percent (100%) of such costs and expenses shall be due and payable upon final completion of such work. If unpaid within ten (10) days after receipt of invoice, then the outstanding balance shall accrue at the rate of one percent (1%) per month until paid in full.

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5.	Substantial Completion

a.
The Premises shall be deemed to be substantially complete when the work to be performed by Landlord pursuant to the Plans approved by Landlord and Tenant has been completed and approved by the appropriate governmental authorities, as certified by Landlord and architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant's use of the Premises (i.e., "punch list items").

b.	Notwithstanding the foregoing, if Landlord shall be delayed in substantially completing the Premises as a result of:

(i)	Tenant's changes in the Tenant Improvements or the Plans (notwithstanding Landlord's approval of any such changes); or

(ii)	Inability to obtain non-building standard materials, finishes or installations requested by Tenant; or

(iii)	The performance of any work by any person, firm or corporation employed or retained by Tenant; or

(iv)	Any other act or omission by Tenant or its agents, representatives, and/or employees;
then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been substantially completed on the date that Landlord and architect determine that the Premises would have been substantially completed if such Delay or Delays had not occurred.

6.
Materials and Workmanship. Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Landlord agrees to exercise due diligence in completing the construction of the Premises.

7.
Repairs and Corrections. Landlord agrees to repair and correct any work or materials installed by Landlord or its Contractor in the Premises that prove defective as a result of faulty materials, equipment, or workmanship and that first appear within ninety (90) days after the date of occupancy of the Premises. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any defective work or materials installed by Tenant or any contractor other than Landlord's Contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

8.
Possession by Tenant. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord no later than thirty (30) days after Tenant commences occupancy of the Premises, and except for any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

9.
Access During Construction. During construction of the Tenant Improvements in the Premises with the approval of Landlord, Tenant shall be permitted reasonable access to the Premises, as long as such access does not interfere with or delay construction work on the Premises for the purposes of taking measurements, making plans, installing trade fixtures, and doing such other work as may be appropriate or desirable to enable Tenant eventually to assume possession of and operate in the Premises.

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LEASE ADDENDUM THREE
MOVING ALLOWANCE

Landlord will provide Tenant with a Moving Allowance equal to $________, payable to Tenant within thirty (30) days of Lease Commencement.

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LEASE ADDENDUM FOUR
RESERVED PARKING SPACES

Provided (i) this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable notice and grace period at the time Tenant delivers the Early Termination Notice (as hereinafter defined) to Landlord, (ii) no event has occurred that upon notice or the passage of time would constitute a default, and (iii) Tenant is not disqualified by multiple defaults as provided in the Lease, Landlord will provide Tenant with four (4) reserved parking spaces beneath the existing covered car port in the parking lot.

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EXHIBIT A
PREMISES

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EXHIBIT B

Rules and Regulations

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.  No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the reasonable manner approved by Landlord.

3.  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule.

4. The premises shall not be used for gambling, lodging, or sleeping or for any immoral or illegal purposes. The Premises shall not be used for the manufacture, storage (except for customary office supplies), or sale of merchandise, goods or property of any kind whatsoever.

5.  The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageway or other public places in the Building shall not be covered or obstructed by any Tenant nor shall any bottles, parcels or other articles be placed on the window sills. No materials shall be placed in the corridors or vestibules nor shall any articles obstruct any air conditioning supply or exhaust vent.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its servants, employees, agents, or licensees shall be borne by Tenant.

7. Except for the hanging of pictures and similar items which do not materially damages the Premises, no Tenant shall mark, paint, drill into, or in any way deface any part of the Premises of the Building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as it may direct. Should a Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.. Electric current shall not be used for power or heating without Landlord's prior written permission. Neither Tenant nor Tenant's Agents including, but not limited to, electrical repairmen and telephone installers, shall lift, remove or in any way alter or disturb any of the interior ceiling materials of the Premises or Building, nor shall any of same have any access whatsoever to the area above the interior ceiling of the Premises or the Building except with the prior written consent of Landlord and in accordance with the guidelines established by Landlord. No antennas shall be permitted.

8.  No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on said Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9.  Landlord shall have the right to retain a passkey and to enter the Premises at any time, subject to the provisions of Section 12 of the Lease, to examine same or to make such alterations and repairs as may be deemed necessary, or to exhibit same to prospective Tenants during normal business hours.

10. No Tenant shall make, or permit to be made, any noises which, in Landlord's reasonable opinion, disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights, or down the passageways.

11.  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy restore to the Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant. Tenant shall pay to the Landlord the cost of any lost keys.

12.  Tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service for any work relating to or on building systems. This provision shall apply to all work performed in the building, including installations of telephones, telegraph equipment, electrical devices and attachments, and installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

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13.  All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time. Any such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangements initiated by Tenant will include determination by Landlord, subject to his decision and control, of the time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon 2-inch thick plank strips to distribute the weight. Any damage done to the Building or to other Tenants or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the Tenant.

14.  Tenant agrees that all machines or machinery placed in the Premises by Tenant will be erected and placed so as to prevent any vibration or annoyance to any other Tenants in the Building of which the Premises are a part (as determined by Landlord in its reasonable opinion), and it is agreed that upon written request of Landlord, Tenant will, within ten (10) days after the mailing of such notice, provide approved settings for the absorbing, preventing, or decreasing of noise from any or all machines or machinery placed in the Premises.

15. The requirements of Tenant will be attended to only upon written application at the office of the Building. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person nor contract with or render free or paid services to any Tenant or Tenant's agent, employees, or invitees.

16.  Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

17. Landlord will not be responsible for lost, stolen, or damaged property, equipment, money, or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

18.  Landlord specifically reserves the right to refuse admittance to the Building from 6 p.m. to 7 a.m. daily, or on Saturdays, Sundays or legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in the Landlord's judgment, should be denied access to the Premises. Landlord, for the protection of the Tenant and Tenant's effects may prescribe hours and intervals during the night and on Saturdays, Sundays and holidays, when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance and departure in a register provided for the purpose by the Landlord.

19.  No Tenant, nor any of Tenant's Agents, shall at any time bring or keep upon the Premises any inflammable, combustible, or explosive fluid, chemical, or substance, except small quantities of customary office supplies stored and disposed of in accordance with applicable laws.

20.  It is Tenant's responsibility to keep current records of each issued security access code number and the person to whom it is issued. Security access codes shall be used only by Tenant's personnel. It is Tenant's responsibility to notify Landlord in writing when Tenant must delete an access code number or needs additional access code numbers.

21. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care and cleanliness of the Premises, and for the preservation of good order therein and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof.

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